Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Third Quarter 2020 Financial Results

- Provides COVID-19 Update -

Irvine, CA. July 14, 2020 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today provided a COVID-19 business update and reported fiscal third quarter financial results for the period ended May 31, 2020.

COVID-19 Business Update

As previously announced, in conjunction with the impact of COVID-19 and state and local guidelines for public activities, the Company temporarily closed all 25 of its restaurants across five states as of March 18, 2020.  While the Company began to re-open certain restaurants beginning on May 22, 2020, its restaurants were largely closed during the fiscal third quarter ended May 31, 2020.

Of the Company’s 25 restaurants open prior to the COVID-19 related shutdown, 11 restaurants are currently operating at reduced indoor seating capacities, and 14 restaurants in California are currently offering takeout only after reclosing its indoor dining operations on July 1, 2020 due to new government restrictions.

In response to COVID-19, the Company has increased cleaning and sanitizing protocols at its restaurants.  For its restaurant employees, the Company has implemented additional training and operating processes, increased handwashing procedures, provided face masks and gloves, and is requiring each employee to pass a health screening process, which includes a temperature check, before the start of each shift.

As of July 13, 2020, the Company has cash and cash equivalents of approximately $14 million and no debt. Additionally, the Company has not borrowed on the $20 million revolving line of credit established in April 2020 with Kura Sushi, Inc., a majority stockholder. As permitted under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Company recognized a $1.6 million employee retention credit during the fiscal third quarter ended May 31, 2020. Additionally, the Company assessed the realizability of its deferred tax assets and recorded a valuation allowance of $1.1 million during the fiscal third quarter ended May 31, 2020.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “We are excited to be serving our customers again and have successfully reopened all 25 restaurants in varying capacities. While the operating environment remains extremely fluid, we have taken the necessary steps advised by state and local guidelines to create a safe environment in our restaurants as the health and safety of our guests and team members will always remain a top priority. I am confident in our ability to navigate through this pandemic and remain excited about the long-term growth opportunities of our business.”

Fiscal Third Quarter 2020 Highlights

➢	Total sales were $2.8 million, a decrease of $14.1 million compared to the third quarter of 2019;
➢	Operating loss was $8.0 million, compared to operating income of $0.8 million in the third quarter of 2019;
➢	Net loss was $9.2 million, or ($1.10) per diluted share, compared to net income of $0.7 million, or $0.14 per diluted share, in the third quarter of 2019;
➢	Restaurant-level operating loss* was $5.3 million, compared to restaurant-level operating profit* of $3.5 million in the third quarter of 2019; and
➢	Adjusted EBITDA* was ($8.4) million, compared to $1.6 million in the third quarter of 2019.

*

Restaurant-level operating profit (loss) and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.  See also “non-GAAP Financial Measures” below.

Review of Fiscal Third Quarter 2020 Financial Results

As a result of the impact of COVID-19 and state and local guidelines for public activities, the Company’s restaurants were largely closed during the fiscal third quarter ended May 31, 2020.

Total sales were $2.8 million and food and beverage costs were $1.1 million, representing a decrease of $14.1 million and $4.4 million, respectively, compared to the third quarter of 2019.  These decreases were primarily due to the temporary restaurant closures, partially offset by the opening of four new restaurants subsequent to the third quarter of  2019.

Labor and related costs were $3.6 million, net of a $1.6 million employee retention credit recognized as permitted under the CARES Act.  Excluding the impact of the retention credit, labor and related costs would have remained relatively flat compared to the third quarter of 2019 due to retaining certain restaurant employees during the temporary restaurant closures and the opening of four new restaurants subsequent to the third quarter of 2019.

Occupancy and related expenses were $1.6 million, representing an increase of $0.3 million compared to the third quarter of 2019.  This increase was primarily a result of additional lease expense incurred with the opening of four new restaurants subsequent to the third quarter of 2019 and an increase in pre-opening lease expense.

General and administrative costs were $2.9 million, representing an increase of $1.2 million compared to the third quarter of 2019. This increase was primarily due to $0.7 million of public company related costs and $0.4 million in employee compensation related to additional headcount to support our growth in operations.

Operating loss was $8.0 million, compared to operating income of $0.8 million in third quarter of 2019.

Income tax expense was $1.2 million, including a $1.1 million valuation allowance on our deferred tax assets, compared to an expense of $71 thousand in the third quarter of 2019.

Net loss was $9.2 million, or ($1.10) per diluted share, compared to net income of $0.7 million, or $0.14 per diluted share, in the third quarter of 2019.

Restaurant-level operating loss* was $5.3 million, compared to restaurant-level operating profit* of $3.5 million in the third quarter of 2019.

Adjusted EBITDA* was ($8.4) million, compared to $1.6 million in the third quarter of 2019.

Restaurant Development

During the third quarter of fiscal year 2020, no new restaurants were opened.  Five restaurants are currently under construction, including Fort Lee, NJ and Koreatown (Los Angeles), CA, both of which are nearly complete, although their opening dates will depend on the COVID-19 situation in their respective areas.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 4:30 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer; Koji Shinohara, Chief Financial Officer; and Benjamin Porten, Investor Relations Manager.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13706498.  The replay will be available until Tuesday, July 21, 2020.  The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

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About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 25 locations in five states. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 450 restaurants and 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization; stock-based compensation expense; pre-opening lease expense, pre-opening costs and general and administrative expenses which are considered normal, recurring cash operating expenses and are essential to supporting the development and operations of our restaurants; non-cash lease expense and asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense and pre-opening costs recognized within general and administrative expenses. Restaurant-level Operating Profit margin is defined as restaurant-level operating profit (loss) divided by sales.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense, asset disposals, closure costs and restaurant impairments, as well as certain items that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales. Effective May 31, 2020, the Company no longer excludes pre-opening lease expense and pre-opening costs from its computation of Adjusted EBITDA.  Adjusted EBITDA for the three and nine months ended May 31, 2019 has been restated to conform to the current period computation methodology.

Comparable Restaurant Sales Growth refers to the change in year-over-year sales for the comparable restaurant base.  The Company include restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period.  Growth in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.   The Company did not make any adjustments for the temporary restaurant closures due to COVID-19 during three and nine months ended May 31, 2020.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), certain financial measures, such as EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit and restaurant-level operating profit margin (“Non-GAAP measures”) are not recognized under GAAP. These Non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these Non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. However, these measures may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with our GAAP financial results. Additionally, the Company presents restaurant-level operating profit because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these Non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit and restaurant-level operating profit margin are financial measures which are not indicative of overall results for the Company, and restaurant-level operating profit and restaurant-level operating profit margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these Non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these

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measures. The Company’s presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these Non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these Non-GAAP measures in the same fashion. Because of these limitations, these Non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on our GAAP results and using these Non-GAAP measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Ron Viener or Fitzhugh Taylor

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2020	2019	2020	2019
Sales	$2,812	$16,955	$39,640	$45,492
Restaurant operating costs:
Food and beverage costs	1,069	5,509	12,868	14,880
Labor and related costs	3,551	5,279	15,336	14,286
Occupancy and related expenses	1,589	1,297	4,665	3,292
Depreciation and amortization expenses	743	517	2,118	1,457
Other costs	964	1,756	5,221	5,102
Total restaurant operating costs	7,916	14,358	40,208	39,017
General and administrative expenses	2,885	1,734	8,994	5,699
Depreciation and amortization expenses	39	29	97	80
Total operating expenses	10,840	16,121	49,299	44,796
Operating income (loss)	(8,028)	834	(9,659)	696
Other expense (income):
Interest expense	36	45	103	126
Interest income	(65)	(1)	(432)	(11)
Income (loss) before income taxes	(7,999)	790	(9,330)	581
Income tax expense (benefit)	1,153	71	1,179	41
Net income (loss)	$(9,152)	$719	$(10,509)	$540
Net income (loss) per Class A and Class B common share
Basic	$(1.10)	$0.14	$(1.26)	$0.11
Diluted	$(1.10)	$0.14	$(1.26)	$0.10
Weighted average Class A and Class B shares outstanding
Basic	8,341	5,000	8,337	5,000
Diluted	8,341	5,171	8,337	5,151

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Kura Sushi USA, Inc

Selected Balance Sheet Data and Selected Operating Data

(in thousands; except restaurants and percentages; unaudited)

	May 31, 2020	August 31, 2019
Selected Balance Sheet Data:
Cash and cash equivalents	$17,030	$38,044
Total assets(1)	$113,831	$76,410
Total liabilities(1)	$61,549	$14,229
Total stockholders’ equity	$52,282	$62,181

(1)

In fiscal first quarter 2020, the Company adopted Accounting Standards Codification 842, “Leases”, resulting in the recognition of operating lease right-of-use assets of $37 million and operating lease liabilities of $40 million in the condensed balance sheet.

	Three Months Ended May 31,		Nine Months Ended May 31,
	2020	2019	2020	2019
Selected Operating Data:
Restaurants at the end of period	25	21	25	21
Comparable restaurant sales growth	(85.4)%	7.6%	(24.5)%	5.8%
EBITDA	$(7,246)	$1,380	$(7,444)	$2,233
Adjusted EBITDA	$(8,438)	$1,644	$(8,045)	$3,034
Adjusted EBITDA margin	(300.1)%	9.7%	(20.3)%	6.7%
Operating income (loss)	$(8,028)	$834	$(9,659)	$696
Operating profit margin	(285.5)%	4.9%	(24.4)%	1.5%
Restaurant-level operating profit (loss)	$(5,345)	$3,467	$1,597	$8,890
Restaurant-level operating profit margin	(190.1)%	20.4%	4.0%	19.5%

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Kura Sushi USA, Inc

Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2020	2019(1)	2020	2019(1)
Net income (loss)	$(9,152)	$719	$(10,509)	$540
Interest (income) expense, net	(29)	44	(329)	115
Taxes	1,153	71	1,179	41
Depreciation and amortization	782	546	2,215	1,537
EBITDA	(7,246)	1,380	(7,444)	2,233
Stock-based compensation expense(2)	248	155	580	476
Non-cash lease expense(5)	140	109	399	325
Employee retention credit(6)	(1,580)	—	(1,580)	—
Adjusted EBITDA	$(8,438)	$1,644	$(8,045)	$3,034

Kura Sushi USA, Inc

Reconciliation of GAAP Operating Income (Loss) to Restaurant-level Operating Profit (Loss)

(in thousands; unaudited)

	Three Months Ended May 31,		Nine Months Ended May 31,
	2020	2019	2020	2019
Operating income (loss)	$(8,028)	$834	$(9,659)	$696
Depreciation and amortization	782	546	2,215	1,537
Stock-based compensation expense(2)	248	155	580	476
Pre-opening lease expense(3)	290	156	719	419
Pre-opening costs(4)	177	71	581	152
Non-cash lease expense(5)	140	109	399	325
Employee retention credit(6)	(1,580)	—	(1,580)	—
General and administrative expenses	2,885	1,734	8,994	5,699
Corporate-level stock-based compensation and pre-opening costs included in General and administrative expenses	(259)	(138)	(652)	(414)
Restaurant-level operating profit (loss)	$(5,345)	$3,467	$1,597	$8,890

(1)

Effective May 31, 2020, the Company no longer excludes pre-opening lease expense and pre-opening costs from its computation of Adjusted EBITDA.  Adjusted EBITDA for the three and nine months ended May 31, 2019 has been restated to conform to the current period computation methodology.

(2)

Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and of corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(3)	Pre-opening lease expense includes lease expenses incurred between date of possession and opening date of our restaurants.
(4)	Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees and other related pre-opening costs.
(5)	Non-cash lease expense includes lease expense after the opening date of our restaurants that did not require cash outlay in the respective periods.
(6)	Refundable credit against certain employment taxes as permitted under the CARES Act.

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